STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of January 13, 2006, by and among 360 Global Wine Company, a Nevada corporation ("Buyer"), BMAC Corp., a Nevada corporation (the "Company"), and the stockholders of the Company listed on the Schedule of Stockholders attached hereto (each, referred to as a "Seller," and collectively, the "Sellers"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    RECITALS

      A. The Sellers are the record and beneficial owners of the number of shares of common stock of the Company as set forth opposite their respective names on the Schedule of Stockholders attached hereto (collectively, the "Shares").

      B. The Sellers, collectively, at the Closing, will be the owners of all of the outstanding Shares of capital stock of the Company, taking into effect the cancellation of 140 shares of the Company held by Roy Tashi as of the date of this Agreement but which shares will be cancelled and extinguished and not be issued and outstanding prior to Closing.

      C. Each of the Sellers desires to sell to Buyer, and Buyer desires to purchase from each of the Sellers, all of the outstanding Shares of capital stock of the Company held by each Seller, which collectively will represent all of the outstanding Shares of capital stock of the Company at the Closing.

      D. The  Company,  the Sellers  and Buyer  intend,  for federal  income tax
purposes,   that  the  acquisition   constitute  a  "qualified  stock  purchase"
transaction as defined in Section 338(d) of the Code.

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                 THE TRANSACTION

      1.1 Sale and Purchase of Shares. At the Closing, upon the terms and subject to the conditions of this Agreement, each of the Sellers shall sell to Buyer, and Buyer shall purchase from each of the Sellers, all of the Shares held by each Seller. As consideration and in exchange for the Shares, Buyer shall pay to the Sellers an aggregate purchase price of One Million Four Hundred
Sixty-Five Thousand Eight Hundred Seventy-Five and 25/100 Dollars ($1,465,875.25) (which is based on $1.75 per share of 837,643 shares of First Montauk Financial Corporation that the Company will own at the Closing) (the "Purchase Price") in shares of the Common Stock of Buyer ("Buyer Common Stock") in accordance with this Section 1.1. Buyer shall instruct its transfer agent to issue to the Sellers an aggregate number of whole shares of Buyer Common Stock, rounded down to the nearest whole share, equal to the Purchase Price divided by the average closing sale price per share of Buyer Common Stock reported on the OTC Bulletin Board for the sixty (60) trading days prior to (and not including) the Closing Date (the "Common Stock Payment"); provided, however, in the event

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that such  average  trading  price is below  $3.50 per share (on a  post-Reverse
Stock Split basis), then the per-share price in the denominator for the calculation of the number of shares of Buyer Common Stock payable pursuant to this sentence shall be $3.50. The Common Stock Payment shall be allocated among the Sellers according to each Seller's Proportionate Ownership Interest. Each Seller's portion of the Common Stock Payment shall be issued in the name of the Seller and for the number of shares of Buyer Common Stock based on such Seller's Proportionate Ownership Interest set forth opposite such Seller's name on the Schedule of Stockholders, and Buyer shall cause certificates representing such Common Stock Payments to be sent by overnight delivery to the Sellers at the addresses set forth on the Schedule of Stockholders. The Buyer Common Stock will be issued pursuant to an exemption from registration under the Securities Act and will be restricted securities, as such term is defined in Rule 144 promulgated under the Securities Act.

      1.2 Closing. The closing of the sale of the Shares (the "Closing") shall take place at the offices of Bryan Cave LLP at 2020 Main Street, Suite 600, Irvine, California 92614 and at such other time and place as Buyer, the Company and the Sellers mutually agree upon orally or in writing (the "Closing Date"); provided, however, the Closing shall be no later no later than April 15, 2006, subject to a 30-day extension from such date by if requested by either party, so that in no event shall the Closing Date be later than May 15, 2006.

      1.3 Tax Consequences. It is intended by the parties hereto that the acquisition shall constitute a "qualified stock purchase" within the meaning of
Section 338(d) of the Code. Moreover, the parties intend for such stock purchase to be treated as a taxable transaction in which each of Buyer and the Sellers will make a timely joint election under Section 338(h)(10) of the Code to treat such exchange as a sale of the Company's assets to Buyer for tax purposes. However, Buyer makes no representations or warranties to the Company or to the Sellers regarding the tax treatment of the acquisition, or any of the tax consequences to the Company or the Sellers of this Agreement, the acquisition or any of the other transactions or agreements contemplated hereby. The Company and the Sellers acknowledge that they are relying solely on their own tax advisors in connection with this Agreement, the acquisition and the other transactions and agreements contemplated hereby.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Buyer that, except as set forth in the disclosure schedules delivered by the Company to Buyer (the "Company Disclosure Schedule"), which have been provided to Buyer:

      2.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company delivered to Buyer true and complete copies of its charter and Bylaws as currently in effect (the "Charter Documents").


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      2.2 Company Capital Structure.

            (a) The authorized capital stock of the Company consists solely of the Shares, all of which are issued and outstanding and owned by the Sellers free and clear of all Liens. The Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights created by statute, the Charter Documents, or any agreement or document to which a Seller is a party or by which a Seller is bound.

            (b) At the Closing, and upon satisfaction of the conditions to Closing, Buyer shall receive the Shares free and clear of any Liens.

            (c) Except for the Shares,  there are no  outstanding  (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options, restricted stock, stock appreciation rights, other stock-based compensation awards or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

            (d) All of the Shares were issued or granted in compliance with all applicable federal and state securities laws.

      2.3 Authorization and Validity of Agreement. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized, and this Agreement, when executed and delivered by the Company, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

      2.4 Governmental Authorization. No action by or in respect of, or filing with, any governmental body, agency, official or authority is required by or with respect to the Company, which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or impair the ability of parties to consummate the transactions contemplated by this Agreement.

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      2.5 No Violations. The execution,  delivery and performance by the Sellers and the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Charter Documents, (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Company, (iii) require the consent or other action of any Person under, constitute a Default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any Material agreement or other instrument binding upon the Company or any Material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Assets or business of the Company, or (iv) result in the creation or imposition of any Material Lien on any Asset of the Company.

      2.6 Compliance with Law and Other Instruments.

            (a) The Company holds all licenses, permits and authorizations necessary for the lawful conduct of its business as now being conducted pursuant to all applicable Laws of all governmental bodies, agencies and other authorities having jurisdiction over the Company or any part of its operations, and there are no violations or claimed violations by the Company, or action or proceeding pending against either the Company with respect to any such license, permit or authorization or any such Law.

            (b) The business of the Company has been and is being conducted in compliance with all applicable Laws, except for violations or failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not received any written communication in the past three years from a Regulatory Authority that alleges that the Company is not in compliance with any applicable Law.

      2.7 Absence of Undisclosed Liabilities. Except as set forth in Section 2.7 of the Company Disclosure Schedule, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

      2.8 Absence of Certain Changes. As of December 31, 2005, the business of the Company has been conducted in the ordinary course consistent with past practice and there has not been any:

            (a) event, occurrence or development of a state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on the Company (other than adverse effects arising from the execution and performance of this Agreement or changes in general economic conditions) or any event, occurrence or development which would have a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated by this Agreement;

            (b) declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in the Company;

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            (c) split,  combination,  re-classification  of any  security of the
Company or any amendment of any term of any outstanding security of the Company;

            (d) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

            (e) creation or other incurrence by the Company of any Lien on any Asset of the Company other than in the ordinary course consistent with past practices;

            (f) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company of any Contract or other right, in either case, Material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

            (g) change in any method of accounting, method of tax accounting or accounting practice by the Company, except for any such change that is consistent with GAAP or required by reason of a concurrent change in GAAP;

            (h) (i) grant of any severance or termination pay to any current or former director, officer, employee or consultant of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer, employee or consultant of the Company, (iii) increase in benefits payable under any existing severance or termination pay policies or employment or consulting agreements, (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers, employees or consultants of the Company, (v) the declaration or payment of any bonuses or year-end payments to any current or former directors, officers, employees or consultants of the Company, or (vi) establishment, adoption, or amendment (except as required by applicable Law), of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer, employee or consultant of the Company;

            (i) tax election or any settlement of tax liability, in either case that is Material to the Company;

            (j)  asset   acquisition   or   expenditure  in  excess  of  $25,000
individually or $50,000 in the aggregate;

            (k) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

            (l) write-offs or write-downs of any Assets of the Company;

            (m) creation, termination or amendment of, or waiver of any right by the Company under, any Material Contract of the Company;

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            (n) damage,  destruction or loss having,  or reasonably  expected to have, a Material Adverse Effect on the Company; or

            (o) agreement or commitment to do any of the foregoing.

      2.9 Litigation. There is no action, suit, investigation, audit or proceeding pending or, threatened against or affecting, the Company, their officers or directors or any of its properties, or against any of the Sellers and affecting the Shares, before any court or arbitrator or any governmental body, agency or official. No former stockholder, employee, officer or director of the Company has any claim pending or, to the Knowledge of the Company, threatened against the Company, its officers or directors or any of its properties. Neither the Company nor any of its officers and directors nor any of its properties are subject to any order, writ, judgment, decree or injunction of any court or arbitrator or any governmental body, agency or official. To the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to give rise to any actions as described in this Section 2.9.

      2.10 Taxes. Except as set forth in (or resulting from matters set forth in) Section 2.10 of the Company Disclosure Schedule:

            (a) the Company has prepared and timely filed with the appropriate governmental agencies all franchise, income and all other Tax returns and reports required to be filed on or before the Closing Date (collectively the "Returns"), taking into account any extension of time to file granted to or obtained on behalf of the Company;

            (b) all Taxes required to be paid by the Company shown on such Returns to be due or payable have been timely paid in full to the proper authorities, other than such Taxes as are adequately reserved for in accordance with GAAP;

            (c) all deficiencies resulting from Tax examinations of income, sales and franchise and all other Returns filed by the Company in any jurisdiction in which such Returns are required to be so filed have been paid and no claim has been made by an authority in a jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction;

            (d) no deficiency has been asserted or assessed against the Company that has not been satisfied or otherwise resolved, and no examination of the Company is pending or, to the Knowledge of the Company, threatened for any Material amount of Tax by any taxing authority and there is no dispute or claim concerning any Tax liability of the Company either claimed by any authority in writing, or to the Knowledge of the Company, reasonably expected to be claimed;

            (e) no extension of the period for assessment or collection of any Material Tax is currently in effect and no extension of time within which to file any Material Return has been requested;

            (f) all Returns filed by the Company are correct and complete in all respects or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete;

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            (g) to the  Knowledge of the of the Company and the Sellers,  no Tax
liens have been filed with respect to any Taxes;

            (h) the Company has not: (i) filed a consent under Code Section 341(f) concerning collapsible corporations; (ii) executed, become subject to, or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other Tax Law, (iii) received approval to make or agreed to a change in accounting method, or (iv) incurred or assumed any liability for the Taxes of any Person. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code:

            (i) no Company Asset is property that is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code; the Company has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; the transaction contemplated herein is not subject to the Tax withholding provisions of Code
Section 3406, or of subchapter A of Chapter 3, of the Code or of any other provision of Law; and the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income Tax purposes;

            (j) the Company has not entered, nor does it plan to enter into, any agreement, arrangement, plan or similar circumstance with any Person that could result in a distribution, apportionment or reallocation under Section 482 of the Code or other similar provision of the Tax Law;

            (k) the Company has made timely payments of the Taxes required to be deducted and withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

            (l) the Company is not a party to any Tax sharing or Tax matters agreement;

            (m) the Company is not liable to suffer any recapture, c1awback or withdrawal of any relief or exemption from Tax howsoever arising, and whether by virtue of any act or omission by the Company or by any other Person or Persons;

            (n) to the Knowledge of the Company, the Company is not liable to be assessed for or made accountable for any Tax for which any other Person or Persons may be liable to be assessed or made accountable whether by virtue of consummating the transactions contemplated by this Agreement or by virtue of any act or acts done by or which may be done by or any circumstance or circumstances involving or which may involve any other Person or Persons;

            (o) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

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            (p) the Company  shall not be liable for any Tax under Code  Section
1374 in connection  with the deemed sale of the  Company's  assets caused by the
Section 338(h)(l0) election. The Company has not, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation that is a qualified subchapter S subsidiary.

      2.11 Banking and Finders' Fees. There is no investment banker, broker, finder or other intermediary, which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      2.12 Environmental Compliance. The Company (i) is in compliance with all Environmental Laws and all Environmental Permits (except where non-compliance would not have a Material Adverse Effect upon the Company), (ii) has not received any written notice regarding any violation of any Environmental Laws, or any Environmental Liabilities, (iii) does not own or operate any property that, to the Knowledge of the Company, is contaminated with any Hazardous Materials which may reasonably be expected to require remediation under any Environmental Law, (iv) is not subject to liability for any off-site disposal or contamination and (v) is not subject to any other circumstance in connection with any Environmental Law that could reasonably be expected to result in any claims, liabilities, costs or restrictions on the business or the ownership, use or transfer of any property.

      2.13 Property.

            (a) The Company does not own any real property.

            (b) Schedule 2.13(b) of the Company Disclosure Schedule sets forth the complete and correct list of all shares of capital stock of First Montauk Financial Corporation ("FMFC") owned, of record or beneficially, by the Company, and the stockholders of the Company to whom such shares are attributable on a pro rata cost basis. This list does not reflect 142,857 shares of FMFC attributable to Roy Tashi as of the date of this Agreement. This list represents all of the shares of FMFC that will be owned by the Company at Closing.

            (c) The Company has good and marketable title, free and clear of all title defects, Liens, options and restrictions of any nature whatsoever to all of the shares listed in Schedule 2.13(b). At the Closing Date, the Company will possess all of the personal property wherever located required to conduct business as conducted prior to the Closing, including without limitation all of the shares of FMFC set forth in Schedule 2.13(b).

      2.14 Intellectual Property.

            (a) The Company owns or possesses legally enforceable rights to use, all Intellectual Property Material to the operation of its business as currently conducted, or to products or services currently under development (collectively, "Material Intellectual Property"), and has the right to use and license or sublicense the same without liability to, or any requirement of consent from, any other Person or party. Such Intellectual Property constitutes all

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Intellectual  Property  necessary for the conduct of the business of the Company in the manner conducted immediately prior to the Closing. All Material Intellectual Property is owned by the Company free and clear of all Liens or is used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect assuming enforceability as to the parties other than the Company; the Company is not in Default thereunder; and to
the  Knowledge  of  the  Company,  no  corresponding   licensor  is  in  Default
thereunder. None of the Material Intellectual Property of the Company and, to the Knowledge of the Company, none of the Third Party Technology infringes or otherwise conflicts with any Intellectual Property or other right of any Person; there is no pending or, to the Knowledge of the Company, threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Material Intellectual Property of the Company or, to the Knowledge of the Company, any Third Party Technology; there is no outstanding Order relating to any Material Intellectual Property of the Company or, to the Knowledge of the Company, any Third Party Technology; and to the Knowledge of the Company, there is currently no infringement by any Person of any Material Intellectual Property of the Company.

            (b) The Company has taken reasonable steps to protect,  maintain and safeguard the Material Intellectual Property, including any Material Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has executed and required such nondisclosure agreements as are reasonably necessary to protect the confidentiality of Material Intellectual Property and made filings and registrations in connection with the foregoing reasonably required to safeguard the Material Intellectual Property. No Material confidential or trade secret information of the Company has been provided to any Person except subject to written confidentiality agreements.

            (c) Except in the normal course of prosecution:  (i) the Company has not taken any action or failed to take any action that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any trademark, copyright, patent or any application for any of the foregoing, (ii) all registered trademarks and all patents owned by the Company, to the extent filed with the United States Patent and Trademark Office, have been filed and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements (including, in the case of registered trademarks, the timely post-registration filing of affidavits of use and incontestability and renewal applications), and (iii) without limiting the generality of any of the foregoing, the Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the foregoing.

            (d) No trademark or patent owned by the Company, and to the Knowledge of the Company, no trademark or patent licensed to the Company, has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to the Knowledge of the Company, no such action is or has been threatened with respect to any such trademarks or patents.

      2.15 Contracts.

            (a) Except as set forth in Section 2.15(a) of the Company Disclosure Schedule, the Company is not a party to any contracts or agreements.

            (b) With respect to each Contract: (i) the Company is not in breach or Default, and no event has occurred or circumstances exist which (with or without notice or lapse of time or both) could reasonably be expected to constitute a breach or Default of, or permit termination, modification or acceleration under, the Contract; (ii) no party has repudiated any provision of the Contract; (iii) the Contract is legally valid and binding and is enforceable in accordance with its terms against the Company, and, to the Knowledge of the Company, any other parties thereto, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and (iv) the Company has not given to, or received from any other Person, any notice or other communication regarding any actual or alleged violation or breach thereof or Default thereunder.

      2.16 Insurance. The Company has in full force and effect all insurance and indemnity policies that are customary in coverage and amount for a company of its size and industry. All premiums and other payments due with respect to all contracts of insurance or indemnity in force at the date hereof have been or will be paid, and the Sellers know of no circumstance (including without limitation the consummation of the transactions contemplated by this Agreement), which has caused, or might cause, any such contract to be canceled or terminated. There are no Material claims by the Company under any insurance policies of either the Company as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

      2.17 Powers of Attorney and Suretyships. The Company does not have any powers of attorney outstanding (other than a power of attorney issued in the ordinary course of business with respect to tax matters or to customs agents and customs brokers), and, except for obligations as an endorser of negotiable instruments incurred in the ordinary course of business, the Company does not have any obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligation of any other Person. 2.18 Minutes and Stock Records. The Company has provided Buyer with copies of the minute books and stock records of the Company. Such items contain stock certificates and/or affidavits of lost certificates and resolutions from the Board of Directors of the Company required to demonstrate that immediately prior to the Closing the Sellers are the only stockholders of the Company.

      2.19 Full Disclosure. All of the representations and warranties made by the Sellers and the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all Material respects and do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

      Each of the Sellers, severally and not jointly, hereby represents and warrants to Buyer the representations and warranties set forth in Sections 2.2,
2.9 and 2.13. In addition, each of the Sellers, severally and not jointly, hereby represents and warrants to Buyer that, except as set forth in the disclosure schedules delivered by the Sellers to Buyer (the "Sellers Disclosure Schedule"), which have been provided to Buyer:

      3.1 Authorization and Validity of Agreement. Each Seller has all requisite power and authority to execute and deliver the Agreement and to carry out and perform its obligations under the terms of the Agreement. All action on the part of the Seller necessary for the authorization, execution, delivery and performance of the Agreement, and the performance of all of the Sellers' obligations under the Agreement, have been taken or will be taken prior to the Closing. The Agreement, when executed and delivered by the Sellers, will constitute valid and legally binding obligations of each of the Sellers, enforceable in accordance with their terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

      3.2 Government Authorization. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Sellers in connection with the execution and delivery of the Agreement by the Sellers or the performance of the Sellers' obligations hereunder.

      3.3 Ownership of Shares. Each Seller is the sole beneficial and record owner of the number of such Shares, and at the Closing each such Seller will sell and convey to Buyer the number of such Shares, set forth opposite such Seller's name on Schedule of Stockholders attached hereto, free and clear of any Liens, other than restrictions imposed by federal and applicable state securities laws which do not constitute an impediment to the transfer of such Shares to Buyer pursuant to this Agreement. Each Seller has not, and as of the Closing such Seller shall not have, sold or otherwise disposed of, or granted any options or rights to purchase, and such Seller has not, and as of the Closing shall not have, entered into any agreement obligating such Seller to sell or otherwise dispose of, or to grant options or rights to purchase, any of such Shares, except to Buyer.

      3.4 No Violation. The execution, delivery and performance by each Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Seller, (ii) require the consent or other action of any Person under, constitute a Default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Seller or to a loss of any benefit to which the Seller is entitled under any provision of any Material agreement or other instrument binding upon the Seller; or (iv) result in the creation or imposition of any Material Lien on any Asset of the Seller.

      3.5 Banking and Finders' Fees. There is no investment banker, broker, finder or other intermediary, which has been retained by or is authorized to act on behalf of any of the Sellers who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      3.6 Investment Representations.

            (a) Each Seller understands that the shares to Buyer Common Stock issued pursuant to Section 1.1 of the Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Seller's representations as expressed herein or otherwise made pursuant hereto. Each Seller is acquiring the Buyer Common Stock for its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

            (b) Each Seller understands that the shares of Buyer Common Stock issued pursuant to this Agreement will be "restricted securities" under the federal securities Laws inasmuch as the Buyer Common Stock is being acquired from Buyer in a transaction not involving a public offering and that under such Laws such shares of Buyer Common Stock may not be resold without registration under the Securities Act or an exemption therefrom. The shares of Buyer Common Stock issued pursuant to this Agreement will be endorsed with a legend to such effect.

            (c) Each Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Buyer and acknowledges that such Seller can protect his own interests. Each Seller has such knowledge and experience in financial and business matters so that such Seller is capable of evaluating the merits and risks of its investment in Buyer.

            (d) Each Seller has been furnished with and has had access to such information as it has considered necessary to make a determination as to the purchase of the Buyer Common Stock.

            (e) Each Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Company and the Sellers that:

      4.1 Corporate Existence and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Buyer has all requisite corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

      4.2 Corporate Authorization. Buyer has the corporate power and authority to execute and deliver this Agreement to which it is or will be party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer. This Agreement, when executed and delivered by Buyer, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      4.3 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Buyer is required in connection with the valid execution and delivery of this Agreement and the issuance of the shares of Buyer Common Stock pursuant to
Section 1.1 of the Agreement, or the consummation of any other transaction contemplated by this Agreement, except the filing of such notices as may be required under the Securities Act and such filings as may be required under applicable state securities laws.

      4.4 No Violations. Neither the execution, delivery and performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of Buyer's Articles of Incorporation or Bylaws (or similar governing documents), (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a Default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer is a party or (c) violate any order, writ, injunction, decree or Law applicable to Buyer, except in the case of (b) or (c) for violations, breaches or Defaults which would not have a Material Adverse Effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

      4.5 SEC Filings of Buyer. To the Knowledge of Buyer, Buyer has filed with the SEC all reports required to be filed by it since January 1, 2005 (the "SEC Filings"). To the Knowledge of Buyer, the SEC Filings (a) complied in all Material respects with the requirements of the Securities Act and the Exchange Act as the case may be at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and (b) did not as of the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.6 Banking and Finders' Fees. There is and will be no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer upon consummation of the transactions contemplated by this Agreement.

      4.7 Investment Representations. Buyer understands that the Sellers are entering into this Agreement with Buyer in reliance upon Buyer's representation to the Sellers, which, by Buyer's execution of this Agreement, Buyer hereby confirms that the Shares will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Buyer further represents that Buyer does not have any contract, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party, with respect to any of the Shares.

                                    ARTICLE 5
                            COVENANTS OF THE PARTIES

      5.1 Reasonable Efforts. The parties further agree to use their respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and the making of all other necessary registrations and filings, (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Closing Date, (C) the satisfaction of all conditions precedent to the parties' obligations hereunder, and (D) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      5.2 Public Announcements. Except as otherwise agreed to by the parties hereto, the parties hereto shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as may be required by Law, in which case the parties will use their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release.

      5.3 Blue Sky Laws. Buyer shall take any action required to be taken under any applicable provincial or state securities laws (including "Blue Sky" laws) in connection with the issuance of the Buyer Common Stock pursuant to this Agreement; provided, however, that neither Buyer nor the Company shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of Buyer Common Stock.

      5.4 Registration Rights.

            (a) Mandatory Registration. Buyer shall file with the SEC a registration statement on Form SB-2 (or, if Form SB-2 is not then available to Buyer, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), registering all of the Registrable Securities for resale within 10 business days of the date that Buyer's registration statement on Form SB-2 (registration file no. 333-127239) has been declared effective by the SEC. If Form SB-2 is not available at that time, then Buyer will file a registration statement on such form as is then available to effect a registration of all of the Registrable Securities.

            (b) Piggyback Rights. If, at any time prior to the filing of a registration statement covering all of the Registrable Securities, Buyer decides to register any of its securities for its own account or for the account of others, (but without any obligation to do so) Buyer proposes to register (including for this purpose a registration effected by Buyer for stockholders other than the Sellers) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Buyer stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), Buyer shall, at such time, promptly give the Sellers written notice of such registration. Upon the written request of a Seller given within twenty (20) days after mailing of such notice by Buyer in accordance with Section 9.1, Buyer shall, subject to the provisions of Section 5.4(f), cause to be registered under the Securities Act, and included in any underwriting involved, all of the Registrable Securities that such Seller has requested to be registered. The provisions of this Section 5.4(b) shall not apply to Buyer's Registration Statement on Form SB-2 (including the filing of any amendments and supplements thereto, whether before or after the Closing Date) filed with the SEC on August 5, 2005 (registration file no. 333-127239).

            (c) Obligations of Buyer. Whenever required under this Section 5.4 to effect the registration of any Registrable Securities, Buyer, at its expense, shall, as expeditiously as reasonably possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and, subject to the proviso in this Section 5.4(c)(i), keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the registration statement has been completed; provided, however, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act, or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and
(ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (iii) Furnish to the Sellers such numbers of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as the Sellers may reasonably request from time to time in order to facilitate the disposition of Registrable Securities owned by it.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Sellers; provided that Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Buyer is already required to qualify to do business or subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. If a Seller makes such request referenced in Section 5.4(b) above to have his Registrable Securities included in such registration and underwriting, the Seller shall also enter into and perform his obligations under such an underwriting agreement.

                  (vi) Notify each Seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of a Seller, prepare and furnish to such Seller a reasonable number of supplements to, or amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such share, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

                  (vii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (viii) Make available for inspection by any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the underwriter, all financial and other records, pertinent corporate documents and properties of Buyer, and cause Buyer's officers and directors to supply all information reasonably requested by the underwriter, attorney or accountant in connection with such registration statement; provided, however, that the underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided.

                  (ix) Make available to each Seller participating in such registration, upon the request of such Seller:

                        (A) in the case of an underwritten public offering, a copy of any opinion of counsel for Buyer provided to the underwriters participating in such offering, dated the date such shares are delivered to such underwriters for sale in connection with the registration statement;

                        (B) in the case of an underwritten public offering, a copy of any "comfort" letters provided to the underwriters participating in such offering and signed by Buyer's independent public accountants who have examined and reported on Buyer's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities; and

                        (C)  a  copy  of  all  documents   filed  with  and  all
correspondence from or to the SEC in connection with any such offering other than non-substantive cover letters and the like.

                  (x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and timely make available to its security holders an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Exchange Act.

            (d) Furnish Information. It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Section 5.4 with respect to Registrable Securities of any Seller registering securities that such Seller shall furnish to the Company such information regarding itself, its affiliates, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Seller's Registrable Securities.

            (e) Expenses of Buyer Registration. Buyer shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Sections 5.4(a) and 5.4(b) for the Sellers and compliance with the terms hereof, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for Buyer, but excluding underwriting discounts and commissions relating to Registrable Securities.

            (f) Reductions of Registrable Securities to be Included. In connection with any offering involving an underwriting of shares of Buyer's capital stock, Buyer shall not be required under Section 5.4(b) to include a Seller's securities in such underwriting unless such Seller accepts the terms of the underwriting as agreed upon between Buyer and the underwriters selected by Buyer and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Buyer. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by Buyer that the underwriters determine in their sole discretion is compatible with the success of the offering, then Buyer shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

            (g) Delay of Registration. The Sellers shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.4.

            (h) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 5.4:

                  (i) To the extent permitted by law, Buyer will indemnify and hold harmless the Sellers, each officer and director of the Sellers, any underwriter (as defined in the Securities Act) of the Sellers and each person, if any, who controls the Sellers or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Buyer will pay to the Sellers, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.4(h)(i) shall not apply to (1) a Seller if he is either an officer or director of Buyer at the time of the statement, omission or violation (a "Management Holder") unless such Management Holder has sold shares included in the registration statement, (2) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld), or (3) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Seller (including each officer and director of such Seller), underwriter or controlling person.

                  (ii) To the extent permitted by law, the selling Sellers will indemnify and hold harmless Buyer, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls
Buyer within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Seller, or by an officer or director of the Sellers expressly for use in connection with such registration; and the Sellers will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.4(h)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.4(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 5.4(h)(ii) exceed the gross proceeds from the offering received by the Sellers net of underwriters' commissions and discounts.

                  (iii) Promptly after obtaining actual knowledge of any third party claim or action as to which it may seek indemnification under this Section 5.4(h), an indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.4(h), deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.4(h), if, and to the extent that, such failure is prejudicial to such indemnifying party's ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.4(h).

                  (iv) If the indemnification provided for in this Section 5.4(h) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense (including, without limitation, legal and other expenses incurred by such indemnified party in investigating or defending any such action or claim) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 5.4(h), the Sellers shall not be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by the Sellers from the offering covered by the applicable registration statement.

                  (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (vi) The obligations of Buyer and Sellers under this Section 5.4(h) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5.4, and otherwise.

            (i) Transfer of Registration Rights. The rights to cause Buyer to register Registrable Securities pursuant to this Section 5.4 may be transferred only to any person or entity that is a relative or an affiliate of the transferring Seller in connection with a permitted transfer of the Registrable Securities exempt from registration under the Securities Act.

            (j) Market Stand-Off Agreement. Each Seller hereby agrees that such Seller will not sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period not to exceed 90 days following the effective date of a registration statement in connection with an underwritten public offering of Buyer if so requested by Buyer or any representative of its underwriters, and each Seller shall enter into such underwriter's standard form of "lockup" or "market standoff' agreement in a form satisfactory to Buyer and such underwriter. In order to enforce the foregoing covenant, Buyer may impose stock transfer restrictions with respect to the Registrable Shares of each Seller until the end of the lockup period.

            (k) Termination of Registration Rights. The Sellers shall not be entitled to exercise any right provided for in this Section 5.4 five (5) years after the Sellers have tendered consideration for the relevant Registrable Securities.

      5.5 Code Section 338(h)(l0) Election.

            (a) Preparation, Execution, Delivery and Filing of Section 338(h)(10) Election Form. Buyer and the Sellers shall jointly complete and make a timely election under Section 338(h)(10) of the Code, with respect to Buyer's qualified stock purchase of the Shares pursuant to this Agreement, on IRS Form 8023 ("Elections Under Section 338 for Corporations Making Qualified Stock Purchases"), including all schedules and exhibits thereto. Buyer and the Sellers shall also jointly make a timely election in the manner required under any analogous provisions of state or local law concerning the acquisition. Moreover, the Company, the Sellers and Buyer shall individually file, as applicable, Form 8883 ("Asset Allocation Statement Under Section 338"), including all schedules and exhibits thereto.

            (b) Cooperation. Buyer shall, with the assistance and cooperation of the Company and the Sellers, prepare drafts of all Section 338(h)(10) election forms and related schedules, exhibits and worksheets required as attachments to IRS Form 8023 and IRS Form 8883 (and all forms under analogous provisions of state or local Law) in accordance with applicable Tax laws. In connection with the Section 338(h)(10) election, prior to the Closing, or as soon as practicable thereafter, Buyer, the Company, and the Sellers shall together in good faith attempt to (i) determine and agree upon a "Aggregate Deemed Sale Price" of the Company (within the meaning of and in accordance with, Treas. Reg. ss.
1.338-4(a)) and (ii) determine and agree upon the proper allocations (the "Allocations") of the "Aggregate Deemed Sale Price" among the respective assets of the Company (in accordance with Section 338(b)(5) of the Code and Treasury regulations promulgated thereunder).

            (c) Consistency. Buyer, the Company and the Sellers shall, to the extent, and only to the extent, of the agreements described in the preceding paragraph be bound by such determinations and such Allocations for purposes of determining any taxes. Buyer, the Company and the Sellers shall take no position inconsistent with any such agreed determinations and Allocations on any applicable tax return, in any proceeding before any taxing authority or otherwise. Buyer and the Sellers shall complete the IRS Form 8023 Section 338(h)(10) election form and then timely file it and their tax returns on a basis consistent with such determinations and such Allocations. The Company and the Buyer shall also complete the IRS Form 8883 and then timely file it with the appropriate tax returns on a basis consistent with such determinations and such Allocations.

                                    ARTICLE 6
                              CLOSING DELIVERABLES

      6.1 Closing Deliverables of the Sellers and the Company. At the Closing, the Sellers and the Company, as the case may be, shall deliver to Buyer the following (anyone or more of which may be waived in whole or in part by Buyer at its sole option):

            (a) Secretary's Certificate of the Company. The Company shall have delivered to Buyer a certificate executed by the Secretary of the Company certifying (i) the resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby; and
(ii) the Charter Documents as in effect immediately prior to the Closing Date, including all amendments thereto.

            (b) Assignment of the Shares. The Sellers shall have delivered to Buyer stock certificates evidencing the Shares and a duly executed assignment separate from certificate assigning the Shares to Buyer.

            (c) Consents. All consents, waivers, approvals or authorizations required to be obtained by the Sellers and the Company to consummate the transactions contemplated by this Agreement shall have been obtained and made by the Sellers and the Company and evidence thereof shall have been delivered to Buyer.

            (d) Resignations. Buyer shall have received duly signed resignations, effective immediately prior to the Closing Date, of all directors and officers of the Company, which include resignations from Yigal Agaki as the Company's President, CEO, Treasurer and Secretary, from Eli Hendel as director and from Haim Yanai as director.

            (e) Liabilities. The Company shall have paid in full all of its liabilities, including all of those listed in Schedule 2.7 of the Company Disclosure Schedule, except that the invoice from Vintage Filings LLC of approximately $1,100 shall be paid by Buyer.

            (f) Cancellation of Certain Shares. One Hundred Forty (140) shares of the Company owned and held by Roy Tashi as of the date of this Agreement shall have been cancelled and extinguished prior to the Closing Date, such that at Closing, the Shares as set forth on the Schedule of Stockholders will be all of the issued and outstanding shares of the Company. The Company shall provide the actual stock certificate duly cancelled and extinguished and any other evidence of such cancellation as Buyer may request at Closing.

      6.2 Closing Deliverables of Buyer. At the Closing, Buyer shall: (a) deliver to the Company and the Sellers a certificate executed by the Secretary of Buyer certifying the resolutions duly adopted by the Board of Directors of Buyer authorizing this Agreement and the transactions contemplated hereby; (b) have paid for the benefit of the Company and the Sellers the invoice from Vintage Filings LLC in connection with SEC filings in the amount of approximately $1,100; (c) shall have effected its reverse stock split as described in its preliminary information statement on Schedule 14C filed with the SEC on December 28, 2005 (the "Reverse Stock Split"); and (d) shall have issued an irrevocable instruction to Buyer's transfer agent to issue the shares of Buyer common stock pursuant to Section 1.1. The delivery of any of Buyer's closing deliverables pursuant to this Section 6.2 may be waived in whole or in part by the Company and the Sellers.

                                    ARTICLE 7
                                 INDEMNIFICATION

      7.1 Indemnification of Buyer. Subject to the limitations contained in this
Article 7, the Sellers shall defend, indemnify and hold harmless Buyer and its officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and reasonable attorneys' fees ("Claims and Liabilities") with respect to or arising from:

            (a)  the  breach  of  any   warranty  or  any   inaccuracy   of  any
representation made by the Sellers or by the Company in this Agreement; or

            (b) the breach of any covenant or agreement made by the Sellers or by the Company in this Agreement.

      7.2 Indemnification of Sellers. Buyer shall defend, indemnify and hold harmless the Sellers, and their officers, directors, stockholders, employees and agents, as applicable, from and against any and all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by Buyer or (ii) breach of any covenant or agreement made by Buyer in this Agreement.

      7.3 Claims Procedure. Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Article 7, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying

Party of any of its indemnification obligations contained in this Article 7, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may Materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article 7 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article 7 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article 7, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its Affiliates by the claimant and imposes no Material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party, provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

      7.4 Limitations on Indemnification. Notwithstanding anything to the contrary herein contained, the obligations of Buyer and the Sellers pursuant to the provisions of Article 7 are subject to the following limitations:

            (a) An Indemnitee shall not be entitled to recover under Section 7.1 or 7.2, as the case may be, until the total amount that such Indemnitee would recover exceeds Five Thousand Dollars ($5,000) (the "Basket"), in which case the Indemnitee shall be entitled to recover the full amount of Claims and Liabilities to which such Indemnitee is entitled in accordance with the provisions of this Article 7, including the Basket.

            (b) Claims payable to an Indemnitee pursuant to Section 7.3 above shall be net of any proceeds received by an Indemnitee from claims under separate insurance policies. The Indemnitee shall seek full recovery under all such insurance policies covering any claims to the same extent as they would if such claims were not subject to indemnification under this Agreement.

            (c) The total aggregate liability of the Sellers under Section 7.1 and the total aggregate liability of Buyer under Section 7.2, respectively, shall in no event exceed the value of the Purchase Price paid by Buyer to the Sellers.

      7.5 Exclusive Remedy. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article 7, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation, willful breach or deceit.

                                    ARTICLE 8
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the date that is the anniversary of the Closing Date, whereupon such representations and warranties will expire.

                                    ARTICLE 9
                               GENERAL PROVISIONS

      9.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

                  (a) If to Buyer:

                      360 Global Wine Company
                      One Kirkland Ranch Road
                      Napa, California 94558
                      Attn: Chief Executive Officer
                      Ph: (707) 935-4140
                      Fax: ____________

                      with a copy to (which shall not constitute notice):

                      Bryan Cave LLP
                      2020 Main Street, Suite 600
                      Irvine, California 92614
                      Attn: Randolf W. Katz, Esq.
                      Ph: (949) 223-7103
                      Fax: (949) 223-7100

                  (b) If to the Company:

                      7060 Hollywood Blvd., #522
                      Los Angeles, California 90028
                      Attn: Yigal Agaki

                      If to the Sellers, at the address set forth on the Schedule of Stockholders

      9.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party against whom such amendment or waiver is to be effective.

      9.3 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

      9.6 Entire Agreement. This Agreement (including exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

      9.7 Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties, without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

      9.8 Parties-In-Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

      9.9 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Nevada as applied to contracts that are executed and performed in Nevada, without regard to the principles of conflicts of law thereof.

      9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party. Any party who delivers a signature page via facsimile agrees to later deliver an original counterpart to all other parties.

      9.11 Attorneys Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).


      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

      IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     BUYER:

                                     360 GLOBAL WINE COMPANY,
                                     a Nevada corporation


                                     By:  /s/ Joel Shapiro
                                        ----------------------------------------
                                     Name:  Joel Shapiro
                                          --------------------------------------
                                     Title: Chief Executive Officer
                                           -------------------------------------

                                     THE COMPANY:

                                     BMAC CORP.,
                                     a Nevada corporation

                                     By:  /s/ Yigal Agaki
                                        ----------------------------------------
                                     Title: President
                                           -------------------------------------


                                     THE SELLERS:


                                     By: /s/ William Greer   /s/ Patricia Greer
                                        ----------------------------------------
                                     Name:  William and Patricia Greer Trust
                                          --------------------------------------
                                     Title: Trustees
                                           -------------------------------------


                                     /s/ Zu Freeman
                                     -------------------------------------------
                                     Zu Freeman


                                     /s/ Amy Hendel
                                     -------------------------------------------
                                     Dr. Eli and Amy Hendel


                                     /s/ Eli Hendel
                                     -------------------------------------------
                                     Dr. Eli and Amy Hendel

                                     By:   /s/ Eli Josef
                                        ----------------------------------------
                                     Name: JD Financial, LLC
                                          --------------------------------------
                                     Title: Member
                                           -------------------------------------


                                     /s/ Haim Yanai
                                     -------------------------------------------
                                     Haim Yanai


                                     /s/ Meir Agaki
                                     -------------------------------------------
                                     Dr. Meir Agaki


                                     By: /s/ Ami Kawa
                                        ----------------------------------------
                                     Name:   AMVA Holdings, LLC
                                          --------------------------------------
                                     Title:  President
                                           -------------------------------------

                            SCHEDULE OF STOCKHOLDERS


                                                                                  Proportionate Interest of Buyer
               Name and Address                  Number of BMAC Shares Held          Common Stock (Percentage)
               ----------------                  --------------------------          -------------------------
William and Patricia Greer Trust                             190                               22.57%

5601 N. Camino Real
Tucson, AZ 85718

Zu Freeman                                                   96                                11.40%

1619 24th Ave.
Longview, WA 98632

Dr. Eli and Amy Hendel                                       96                                11.40%

4702 Balboa Ave.
Encino, CA 91316

JD Financial, LLC                                            96                                11.40%

18375 Ventura Blvd. #516
Tarzana, CA 91356

Haim Yanai                                                   48                                5.70%

1727 East Deer Valley Rd.
Phoenix, AZ 85024

Dr. Meir Agaki                                               40                                4.75%

1532 Glendon Ave.
Los Angeles, CA 90024

Haim Yanai                                                   86                                10.21%

1727 East Deer Valley Rd.
Phoenix, AZ 85024

AMVA Holdings, LLC                                           190                               22.57%

10501 Wilshire Blvd, Unit 109
Los Angeles,CA 90024

TOTAL BMAC SHARES OUTSTANDING                                842                                100%

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      The following terms, as used in the Stock Purchase Agreement, have the following meanings:

      "Affiliate" shall mean with respect to any Person, any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity, or other Person directly or indirectly controlling, controlled by or under common control with such Person, including all officers and directors of such Person.

      "Agreement" shall have the meaning as set forth in the Preamble of this Agreement.

      "Allocations" shall have the meaning as set forth in Section 5.5(b) of this Agreement.

      "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

      "Asset Allocation Statement Under Section 338" shall have the meaning as set forth in Section 5.5(a) of this Agreement.

      "Basket" shall have the meaning as set forth in Section 7.4(a) of the Agreement.

      "Buyer" shall have the meaning as set forth in the Preamble of the Agreement.

      "Charter Documents" shall have the meaning as set forth in Section 2.1 of the Agreement.

      "Closing" shall have the meaning as set forth in Section 1.2 of the Agreement.

      "Closing Date" shall have the meaning as set forth in Section 1.2 of the Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Common Stock Payment" shall have the meaning as set forth in Section 1.1 of the Agreement.

      "Common Stock  Payment  Value" shall have the meaning set forth in Section
1.1 of the Agreement.

      "Company" shall have the meaning as set forth in the Preamble.

      "Company Disclosure Schedule" shall mean the written disclosure schedule pursuant to Article 2 of the Agreement delivered on or prior to the date hereof to Buyer that is arranged in the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

      "Company Intellectual Property" means all Material Intellectual Property other than Material Intellectual Property that is the subject of Third Party Licenses.

      "Contract" means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, Assets or business.

      "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

      "Elections Under Section 338 for Corporations Making Qualified Stock Purchases" shall have the meaning as set forth in Section 5.5(a) of this Agreement.

      "Environmental Laws" mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

      "Environmental Liabilities" mean any and all liabilities of or relating to the Company, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and
(ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

      "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person as currently conducted.

      "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

      "Governmental Entity" shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

      "Hazardous Material" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

      "Indemnitee" shall have the meaning as set forth in Section 7.3 of the Agreement.

      "Indemnifying Party" shall have the meaning as set forth in Section 7.3 of the Agreement.

      "Intellectual Property" shall mean all rights, privileges and priorities provided under applicable Law relating to intellectual property, whether registered or unregistered, including without limitation all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, mask works, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, Products, Software, databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (d) trade secrets, proprietary data and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing.

      "Knowledge" means with respect to the Company or Buyer, the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry, and with respect to the Sellers, that actual knowledge of the Sellers, and knowledge that a reasonable person in such capacity should have after due inquiry.

      "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

      "Lien" means, with respect to any Asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such Asset.

      "Material" and "Materially" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

      "Material Adverse Effect" means, with respect to any Person, a Material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the operating results of such Person and its subsidiaries taken as a whole.

      "Material  Intellectual  Property"  shall have the meaning as set forth in
Section 2.16(a) of the Agreement.

      "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

      "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

      "Permit" shall mean any federal, state, local, or foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

      "Proportionate Ownership Interest" means, with respect to any Seller, such Seller's proportionate ownership interest in the Company as is determined by dividing the number of Shares owned by such Seller by the total number of outstanding shares of capital stock of the Company at Closing.

      "Purchase Price" shall have the meaning set forth in Section 1.1 of the Agreement.

      "Registrable Shares" means (i) the shares of Buyer Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations after the date hereof and (ii) any common stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Shares that have been sold by a person privately, pursuant to the provisions of Rule 144, or pursuant to a registration statement under the 1933 Act covering such Registrable Securities that has been declared effective by the SEC.

      "Regulatory Authorities" shall mean all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or subsidiaries.

      "Returns" shall have the meaning as set forth in Section 2.10(a) of the Agreement.

      "Reverse Stock Split" shall have the meaning as set forth in Section 6.2 of the Agreement.

      "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Seller" and "Sellers" shall have the meanings as set forth in the Preamble of the Agreement.

      "Shares" shall have the meaning as set forth in the Recitals of the Agreement.

      "Tax" or "Taxes" shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

      "Third-Party Licenses" means all licenses and other agreements with third parties relating to any Intellectual Property or products that the Company is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by the Company.

      "Third-Party Technology" means all Intellectual Property and products owned by third parties and licensed pursuant to Third-Party Licenses.